UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12.

Catamaran Corporation

(Name of Registrant as Specified In Its Charter)

UnitedHealth Group Incorporated

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Filed by UnitedHealth Group Incorporated.

Pursuant to Rule 14a-12

Under the Securities Exchange Act of 1934

Subject Company: Catamaran Corporation

Commission File No.: 000-52073

This filing consists of:

1.	The following communication that was provided by the Chief Executive Officer of Optum, the Chief Executive Officer of OptumRx, and the Chief Executive Officer of Catamaran Corporation to employees of Optum on April 1, 2015.

CEO Conversation

April 1, 2015

Talking Points for Larry Renfro, Tim Wicks and Catamaran CEO.

Larry:

•	As you heard on Monday, assuming shareholder and regulatory approvals are obtained, OptumRx is going to combine with Catamaran, a leading provider of pharmacy benefit management services and technology solutions.

•	This combination is good for health care — good for consumers, customers and employees. We expect to be able to further benefit clients and individuals through enhanced services and cost trend management driven by state-of-the-art technology and resources, greater efficiencies and scale.

•	And, in combining, we will be creating the third largest pharmacy services company.

•	When all is said and done, we believe we will create a differentiated, channel-agnostic delivery model which will provide health plans and individuals a broader portfolio of services and a deeper product offering while focusing on managing costs.

Catamaran CEO:

•	For those who might not be familiar with our organization, Catamaran is a leading provider of pharmacy benefit management services and technology. We offer retail pharmacy network management, mail service pharmacy, pharmacy claims management and specialty pharmacy services nationally.

•	To us, Optum is an organization that is modernizing the health care system. “Helping to make the health care system work better for everyone” is a call to action that speaks not only to me, but to the more than 7000 Catamaran employees I am representing here today.

•	When together, we believe Catamaran and OptumRx will have the talent, scale, resources and innovative spirit to build the most modern, effective and consumer-focused PBM in the history of health care.

Tim:

•	So for the past several years, the teams at OptumRx have been slowly building our reputation around execution excellence.

•	With the work we did on Fresh Start, the OptumRx team has earned the support of our leaders across the enterprise.

•	And so we find ourselves at this point in our history.

•	The combination of our two organizations will diversify OptumRx’s customer and business mix while accelerating its technology leadership and flexible service offerings.

•	Optum’s longstanding business relationship with Catamaran as a technology partner means we operate on the same adjudication platform, simplifying integration and giving us confidence the combined organizations will quickly become an innovative force moving the pharmacy care services marketplace forward.

•	Our companies share common values and a strong commitment to protecting and enhancing the health and wellness of the people we serve. We believe these fundamental similarities will help support a smooth and seamless integration of the two companies.

Larry:

•	As you may have seen, upon closing, Mark will serve as chief executive officer of OptumRx, and Tim Wicks, the current chief executive officer of OptumRx, will become president. Jeff Park, who currently serves Catamaran as executive vice president, Operations, will become the chief operating officer for OptumRx. Jeffrey Grosklags, currently the chief financial officer of OptumRx, will continue in that role.

•	I know that Tim, Mark and the rest of the collective leadership team of the combined organization will be working side-by-side to ensure a smooth transition, with no disruption to the service they each provide to the millions of people who rely on them for their maintenance or resolution to their current health care needs.

•	We will now transition from discussing the upcoming combination to the topics for today, which are brand and product.

Cautionary Statement Regarding Forward-Looking Statements.

This communication may contain statements, estimates, projections, guidance or outlook that constitute “forward-looking statements” or “forward looking information” as defined under U.S. federal and Canadian provincial securities laws. Generally the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “plan,” “project,” “should” and similar expressions identify forward-looking statements or information, which generally are not historical in nature. Such statements or information may contain information about financial prospects, economic conditions and trends and involve risks and uncertainties. We caution that actual results could differ materially from those that management expects, depending on the outcome of certain factors, including the failure to complete or receive the anticipated benefits from UnitedHealth Group Incorporated’s (“UnitedHealth Group”) acquisition of Catamaran Corporation (“Catamaran”); the possibility that the parties may be unable to successfully integrate Catamaran’s operations into those of UnitedHealth Group; such integration may be more difficult, time-consuming or costly than expected; revenues following the transaction may be lower than expected; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected following the transaction; the retention of certain key employees at Catamaran may not be achieved; the conditions to the completion of the transaction may not be satisfied, or the regulatory approvals required for the transaction may not be obtained on the terms expected or on the anticipated schedule; the failure to obtain Catamaran shareholder approval in a timely manner or otherwise; the parties may be unable to meet expectations regarding the timing, completion and accounting and tax treatments of the arrangement; UnitedHealth Group and Catamaran are subject to intense competition; factors that affect UnitedHealth Group’s ability to generate sufficient funds to maintain its quarterly dividend payment cycle; foreign currency translation fluctuations and changes in capital markets conditions, UnitedHealth Group’s capital requirements or its estimated results of operations that may result in debt to capital ratio that is lower or higher than UnitedHealth Group anticipated; the other factors discussed in “Risk Factors” in UnitedHealth Group’s Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the United States Securities and Exchange Commission (“SEC”) on February 10, 2015, and on UnitedHealth Group’s website, at http://www.unitedhealthgroup.com, and UnitedHealth Group’s other filings with the SEC, which are available at http://www.sec.gov and the other factors discussed in “Risk Factors” in Catamaran’s Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the SEC and the Canadian Securities Commissions on March 2, 2015, and on Catamaran’s website at http://www.catamaranrx.com, and Catamaran’s other filings with the SEC, which are available on http://www.sec.gov. UnitedHealth Group and Catamaran assume no obligation to update the information in this communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements or information, which speak only as of the date hereof.

Additional Information and Where to Find It.

This communication may be deemed under U.S. federal securities laws to be solicitation material in respect of the proposed acquisition of Catamaran by UnitedHealth Group. This communication shall not constitute an offer to sell, or the solicitation of an offer to sell, or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful. In connection with the proposed acquisition, UnitedHealth Group and Catamaran intend to file relevant materials with the SEC and the Canadian Securities Administrators, as required, including Catamaran’s proxy circular and proxy statement on Schedule 14A. BEFORE MAKING ANY VOTING OR ANY INVESTMENT DECISION, SHAREHOLDERS OF CATAMARAN ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC AND CANADIAN SECURITIES COMMISSIONS, INCLUDING CATAMARAN’S PROXY CIRCULAR AND PROXY STATEMENT CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents free of charge at the SEC’s web site, http://www.sec.gov, and at the Canadian Securities Administrators website, www.sedar.com, and Catamaran shareholders will receive information at an appropriate time on how to obtain transaction-related documents for free from Catamaran. Such documents are not currently available.

Participants in Solicitation.

UnitedHealth Group and its directors and executive officers, and Catamaran and its directors and executive officers, may be deemed under U.S. federal securities laws to be participants in the solicitation of proxies from the holders of Catamaran common stock in respect of the proposed transaction. Information about the directors and executive officers of UnitedHealth Group can be found in UnitedHealth Group’s Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the SEC on February 10, 2015, and in other filings with the SEC, and on UnitedHealth Group’s website, at http://www.unitedhealthgroup.com. Information about the directors and executive officers of Catamaran is set forth in the Proxy Circular and Proxy Statement for Catamaran’s 2015 Annual Meeting of Shareholders, which was filed with the SEC and the Canadian Securities Administrators on March 27, 2015. Investors may obtain additional information regarding the interest of such participants in the proposed transaction by reading the proxy circular and proxy statement regarding the acquisition when it becomes available.